UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

W O Group, Inc.

(Exact Name of the Registrant as Specified in its Charter)

Florida	27-3043452
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7702 E Doubletree Ranch Road

Suite 300

Scottsdale, AZ 85258

  (Address of Principal Executive Offices and Zip Code)

480-902-3062

 (Registrant's Telephone Number, Including Area Code)

With Copy to:

Daniel H. Luciano, Esq.

242A West Valley Brook road

Califon, New Jersey 07830

dhl@dhlucianolaw.com

908-832-5546

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act:

Common Stock, Par Value $0.001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	X

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ITEM 1: DESCRIPTION OF BUSINESS

Our Company

W O Group, Inc., a Florida corporation, (“W O”, “we", "us" or “our”) is a publicly quoted shell company seeking to create value for its shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of our common stock.

No potential merger candidate has been identified at this time.

We do not propose to restrict our search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management's best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business,

and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

Our History

On April 9, 1999, we were incorporated, under the laws of Florida as Big Bagel, Inc.

We had a series of name changes and on June 9, 2008, the Company acquired Papa Bello Enterprises, Inc., a Nevada corporation,

and changed its name to Papa Bello Enterprises, Inc.

On November 13, 2014, we amended its Articles of Incorporation to  increase its capital stock to Seven Hundred Million shares

(700,000,000) shares of Common Stock, par value of $.0001 per share and five million (5,000,000) shares of Preferred Stock,

 par value of $.0001 per share.

On November 14, 2014, we divested ourselves of Papa Bello Enterprises, Inc., a Nevada corporation.

On November 14, 2014, (i) we acquired Mini Dollar Stores, Inc., a Utah corporation and (ii) Mr. Merle Ferguson was appointed the Company’s sole officer and director. On December 18, 2014, we filed Articles of Amendment and Restatement and changed its name in to Mini Dollar Stores, Inc.

On September 7, 2016, (i) we divested Mini Dollar Stores, Inc. (Utah), (ii) Mr. Ferguson resigned in all capacities as an officer and director of the Company and (iii) Mr. James Price was appointed our sole officer and director.

On July 11, 2017, we changed our name to WO Group, Inc.

On August 7, 2017, (i) W O Inc., a Cayman Island company, acquired 324,585,000 shares of common stock (or 72.13% of the total issued and outstanding capital stock of the Company) from the former controlling stockholders of the Company, (ii) we appointed Mr. Xi Zhen Ye as Director, President and Chief Executive Officer and Chief Financial Officer, and Mr. Keith Wong was appointed as Chief Operating Officer of the Company, and (iii) Mr. James Price resigned in all capacities as an officer and director of the Company. On May 1, 2018, Mr. Wong resigned in all capacities with respect to the Company.

We have now adopted a new business plan to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

Revenue

We have no revenues for the years ended December 31, 2017 and 2016 and for the nine months period ended September 30, 2018.  We do not anticipate recognizing any revenues in the quarter ending September 30, 2018.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Some of the information in this Form 10-12g contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as, "may", "will", "expect", "intend", "project", "estimate", "anticipate", "believe" or "continue" or the negative thereof or similar terminology. They include statements regarding our:

·

financial position,

·

business plans,

·

budgets,

·

amount, nature and timing of capital expenditures,

·

cash flow and anticipated liquidity,

·

future operations of unknown nature costs,

·

acquisition and development of other technology,

·

future demand for any products and services acquired,

·

operating costs and other expenses.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under "Risk Factors" and include:

·

general economic conditions,

·

our cost of operations,

·

our ability to generate sufficient cash flows to operate,

·

availability of capital,

·

the strength and financial resources of our competitors,

·

our ability to find and retain skilled personnel, and

·

the lack of liquidity of our common stock.

Any of the factors listed above and other factors contained in this Form 10 could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this Form 10. Our forward-looking statements speak only as of the date made.

General Business Plan

We are a “shell company” as that term is defined under  Rule 405 of the Securities Act of 1933 as amended and Rule 12b-2 of the Securities Exchange Act of 1934. Our business plan to seek a merger has many uncertainties which pose risks to investors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources. We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. All of these activities have risk to investors including dilution and management.

We expect that the selection of a business opportunity will be complex. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our Board of Directors. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Acquisition Interest

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of an existing business. Upon consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of us. In addition, our sole director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders, or sell his stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under application federal and state securities laws. In some circumstances, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. There is no assurance that such a trading market will develop.

While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. This would result in significant dilution in the equity of our stockholders.

As part of our investigation, we expect to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of both parties, and the management of the opportunity.

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with assets and expectations of growth. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include miscellaneous other terms.

As stated above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance within the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the definitive closing documents will also contain a provision providing for reimbursement for our costs associated with the proposed transaction.

Competition

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the 1940 Act. In such event, we would be required to register as an investment company and incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3a-2 of the 1940 Act.

Intellectual Property

Following the sale of our entire business and all of our assets by our trustee in bankruptcy effective May 3, 2006, we own no intellectual property.

Employees

We presently have no full time executive, operational or clerical staff.

Mr. Xi Zhen Ye is our  Director, President and Chief Executive Officer and Chief Financial Officer of the Company.

Factors Effecting Future Performance

Our goal is to obtain debt and/or equity finance meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders.

Although there is no assurance that this series of events will be successfully completed, we believe we can successfully complete an acquisition or merger which will enable us to continue as a going concern. Any acquisition or merger will most likely be dilutive to our existing stockholders.

The factors affecting our future performance are listed and explained below under the section “Risk Factors” below:

ITEM 1A: RISK FACTORS

We need to find financing for our business idea which is uncertain and risky.

Our plan of operation is to obtain debt or equity finance to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that any of the events can be successfully completed, that any such business will be identified or that any stockholder will realize any return on their shares after such a transaction has been completed. In particular, there is no assurance that any such business will be located or that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

You should be aware that there are various risks associated with our business, including the risks discussed below. You should carefully consider these risk factors, as well as the other information contained in this Registration Statement, in evaluating our business and us.

Rather than our previous operating business, our business is now to seek to raise the debt and/or equity to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed or that any stockholder will realize any return on their shares after the new business plan has been implemented.

RISKS RELATED TO OUR COMPANY

WE HAVE INCURRED SIGNIFICANT LOSSES AND ANTICIPATE FUTURE LOSSES

As of September 30, 2018, we had an accumulated deficit of $903,328 and a stockholders’ deficit of approximately $13,250.

As of December 31, 2017, we had an accumulated deficit in excess of $808,888.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended December 31, 2017 and 2016, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

OUR EXISTING FINANCIAL RESOURCES ARE INSUFFICIENT TO MEET OUR ONGOING OPERATING EXPENSES

We have no sources of income at this time and no existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

WE INTEND TO PURSUE THE ACQUISITION OF AN OPERATING BUSINESS

Our sole strategy is to acquire an operating business. Successful implementation of this strategy depends on our ability to identify a suitable acquisition candidate, acquire such company on acceptable terms and integrate its operations. In pursuing acquisition opportunities, we compete with other companies with similar strategies. Competition for acquisition targets may result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions involve a number of other risks, including risks of acquiring undisclosed or undesired liabilities, acquired in-process technology, stock compensation expense, diversion of management attention, potential disputes with the seller of one or more acquired entities and possible failure to retain key acquired personnel. Any acquired entity or assets may not perform relative to our expectations. Our ability to meet these challenges has not been established.

SCARCITY OF, AND COMPETITION FOR, BUSINESS OPPORTUNITIES AND COMBINATIONS

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

WE HAVE NOT EXECUTED ANY FORMAL AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION AND HAVE ESTABLISHED NO STANDARDS FOR BUSINESS COMBINATIONS

We have not executed any formal arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation. There is no assurance we will be able to negotiate a business combination on terms favorable, if at all. We have not established a specific length of operating history or specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

WE MAY BE NEGATIVELY AFFECTED BY ADVERSE GENERAL ECONOMIC CONDITIONS

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

BECAUSE OUR PRINCIPAL SHAREHOLDER CONTROLS OUR ACTIVITIES, HE MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO HIMSELF AND NOT TO OTHER SHAREHOLDERS WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY

Our principal shareholder owns approximately 77% of our outstanding common stock. As a result, he effectively controls all matters requiring stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

OUR DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between our sole director and us. Our sole Director has other business interests to which he devotes his attention, and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us.

BECAUSE OUR EXECUTIVE OFFICERS AND DIRECTORS ARE RESIDENTS OF CHINA, YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN CHINA BASED ON UNITED STATES OR OTHER FOREIGN LAWS AGAINST OUR MANAGEMENT AND DIRECTORS.

All of our executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside of China upon our executive officers and directors, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

WE MAY DEPEND UPON OUTSIDE ADVISORS; WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

WE ARE NOT A REPORTING COMPANY AT THIS TIME, BUT WILL BECOME ONE DUE TO THE FILING OF THIS FORM 10-12G

Upon the successful filing of this Form 10-12G, we will be subject to the reporting requirements under the Securities and Exchange Act of 1934. As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. We intend to provide our shareholders with quarterly unaudited reports and annual reports containing financial information prepared in accordance with generally accepted accounting principles audited by independent certified public accountants and intend to register under the Securities Exchange Act, Section12(g). There can be no assurance that we shall be able to file this Form 10–12G successfully or that we shall become a reporting company.

RISKS RELATED TO OUR SECURITIES

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION AND DILUTION TO STOCKHOLDERS

Our primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in us issuing securities to stockholders of such private company. The issuance of previously authorized and unissued shares of our common stock would result in reduction in percentage of shares owned by present and prospective stockholders and may result in a change in control or management. In addition, any merger or acquisition can be expected to have a significant dilutive effect on the percentage of the shares held our stockholders.

THE REGULATION OF PENNY STOCKS BY SEC AND  FINRA MAY HAVE AN EFFECT ON THE TRADABILITY OF OUR SECURITIES.

Our securities are currently listed on the Pink Sheets and we are currently seeking to have them listed on the over the counter bulletin board. Our shares are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of Shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices   involving   high-pressure   sales tactics and unrealistic   price projections by inexperienced sales persons;  (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers;  and  (v) the wholesale dumping of the same securities by promoters and  broker-dealers  after prices  have been  manipulated  to a desired  consequent  investor  losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The shares of our common stock may be thinly-traded on the Pink Sheets, meaning that the number of persons interested in purchasing our shares of common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on its stock price.

OUR STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

We cannot give you any assurance that a broader or more active public trading market for our shares of Common Stock will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares of common stock at or near ask prices or at all if you need money or otherwise desire to liquidate your shares of common stock of our Company.

IF WE UNDERTAKE A PUBLIC OFERING OF OUR SECURITIES, WE WILL BE REQUIRED TO COMPLY WITH RULE 419 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“RULE 419”).

While we have no present intention of doing so, if we undertake a public offering our securities, we will be required to comply with Rule 419. Rule 419 contain a number of restrictive provisions, including the escrow of net offering proceeds which, along with interest and dividends, are held for the benefit of the investors, limitation of the use of funds, providing investors with certain information regarding any proposed merger or combination, and the approval of any proposed combination or merger by a majority of such investors and if a consummated acquisition meeting the requirements of Rule 419 has not occurred by a date 18 months after the effective date of the initial registration statement, investor funds must be returned to such investors.

AS “SHELL COMPANY,” WE WILL HAVE MORE STRINGENT REPORTING REQUIREMENTS.

We are a "shell company" and will be subject to more stringent reporting requirements. The Securities and Exchange Commission ("Commission") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. The Commission rules prohibit shell companies from using Form S-8 to register securities pursuant to employee compensation plans. Additionally, under Form 8-K we  will be required to provide more detailed disclosure upon completion of a transaction that causes us to cease being a shell company. If an acquisition is undertaken, we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we also are required to check a box on our Form 10-Q’s and Form 10-K’s indicating that we are a “shell company.”

IN ADDITION AS A “SHELL COMPANY,” OUR SHAREHOLDERS WILL NOT BE ABLE TO RELY UPON RULE 144 FOR THE RESALE OF THEIR SHARES.

In general, Rule 144 requires restricted securities to be held for a particular length of time and prescribes the conditions which must be satisfied prior to the sale of the securities. The Commission codified a staff interpretation relating to the treatment of the securities of shell companies, of which we are one. Under the amendments, Rule 144 is not available for the resale of securities initially issued by a shell company (reporting or non-reporting) or a former shell company. Therefore, the securities held by our shareholders can be resold only through a resale registration statement unless certain conditions are met. These conditions are:

* The company has ceased to be a shell company;

* The company is subject to the reporting requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, as amended;

* The company has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Securities Exchange Act, as applicable, during the preceding twelve months; and

* One year has elapsed since the Company has filed current "Form 10 information" with the Securities and Exchange Commission reflecting its stats as an entity that is no longer a shell company.

If these conditions are satisfied, then our shareholders can resell their securities subject to all other applicable Rule 144 conditions.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these Shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. We are registering all of our outstanding  shares so officers, directors and affiliates will be able to sell their Shares if this Registration Statement becomes effective, subject however to the Rule 144 resale restrictions for “shell companies” discussed in the Risk Factor immediately above.  Rule 144 provides in essence that a person who has held restricted securities for one year may, under certain conditions, sell every three months, in brokerage transactions, a number of Shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of two years.  A sale under Rule 144 or under any other exemption from the Act, may have a depressive effect upon the price of the common stock in any market that may develop.

THE PRICE OF OUR COMMON STOCK COULD BE HIGHLY VOLATILE

Our intention is for our shares of common stock to become listed on the Over the Counter Bulletin Board. If we do obtain a listing on the over the counter bulletin board it is likely that our common stock will be subject to price volatility, low volumes of trades and large spreads in bid and ask prices quoted by market makers. Due to the low volume of shares traded on any trading day, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our common stock exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND STOCKHOLDERS MAY OCCUR UPON ISSUANCE OF ADDITIONAL SHARES.

We may issue further Shares as consideration for the cash or assets or services out of our authorized but unissued Common Stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current Shareholders.

RULE 144 SALES MAY NOT BE AVAILABLE FOR SALES IN THE FUTURE AND ANY SUCH SALES MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders, many of our other shareholders, are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. However, Rule 144 (i)(1)  provides that Rule 144 cannot be relied upon for any resale of our securities if the Company has ever been a shell company (which we have admitted in our filing), except in compliance with the subsection (i)(2) of  Rule 144, which states:

"Notwithstanding paragraph (i)(1), if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports….; and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of this section after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission."

In order to comply with Rule 144(i)(2), the company would be required to (i) have file “Form 10 information” as a non-shell (commonly called a “Super 8-K”) and  (ii) be current with its filings under the Exchange Act, and 12 months shall have elapsed since the filing of the “Form 10 information.”

The practical effect is that these restricted shares are essentially illiquid and are unable to be sold by such holders into any public market, unless and until the requirements set forth in Rule 144 (i)(2) as set forth above have been met.  Brokers will not even allow the deposit of the shares, nor will the transfer agent allow the removal of the restrictive legend.

IF THE REGISTRATION OF OUR COMMON STOCK IS REVOKED IN THE FUTURE, OUR BUSINESS OPPORTUNITIES WILL CEASE TO EXIST

In the event our securities registration was to be revoked, we would not have the ability to raise money through the issuance of shares, and would lose the ability to continue the business plan set out in this filing. Common stock issued and outstanding at that time would no longer be tradable.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS ON OUR COMMON STOCK

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

WE MAY BE UNSUCCESSFUL IN FINDING A MERGER THAT CAN BE ACCOMPLISHED WITH POSITIVE LONG-TERM RESULTS

The business of selecting and entering into a merger is fraught with all kinds of issues.  For instance, the business may need capital that is never achieved, the management is not capable of carrying the business forward successfully, the business plan is ill conceived, and not executed, or competitive factors cause business failure.  There are many other factors in addition to these, as may have been discussed above in “Risk Factors” which could cause our company to fail and the investors capital will be at risk.

ITEM 2: FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and Results of Operations.

This registration statement on Form 10-12G and other reports filed by us from time to time with the SEC (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to our business, industry, and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

On April 9, 1999, we were incorporated, under the laws of Florida as Big Bagel, Inc.

We had a series of name changes and on June 9, 2008, the Company acquired Papa Bello Enterprises, Inc., a Nevada corporation,

and changed its name to Papa Bello Enterprises, Inc.

On November 13, 2014, we amended its Articles of Incorporation to  increase its capital stock to Seven Hundred Million shares

(700,000,000) shares of Common Stock, par value of $.0001 per share and five million (5,000,000) shares of Preferred Stock,

 par value of $.0001 per share.

On November 14, 2014, we divested ourselves of Papa Bello Enterprises, Inc., a Nevada corporation, and on that same date,

(i) we acquired Mini Dollar Stores, Inc., a Utah corporation and (ii) Mr. Merle Ferguson was appointed the Company’s sole officer and director. On December 18, 2014, we filed Articles of Amendment and Restatement and changed its name in to Mini Dollar Stores, Inc.

On September 7, 2016, (i) we divested Mini Dollar Stores, Inc. (Utah), (ii) Mr. Ferguson resigned in all capacities as an officer and director of the Company and (iii) Mr. James Price was appointed our sole officer and director.

On July 11, 2017, we changed our name to WO Inc.

On August 7, 2017, (i) W O Inc., a Cayman Island company, acquired 324,585,000 shares of common stock (or 72.13% of the total issued and outstanding capital stock of the Company) from the former controlling stockholders of the Company, (ii) we appointed Mr. Xi Zhen Ye as Director, President and Chief Executive Officer and Chief Financial Officer, and Mr. Keith Wong was appointed as Chief Operating Officer of the Company, and (iii) Mr. James Price resigned in all capacities as an officer and director of the Company. On May 1, 2018, Mr. Wong resigned in all capacities with respect to the Company.

We have now adopted a new business plan to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

We are a shell company and have no operations. Our principal offices are located at 7702 E Doubletree Ranch Road, Suite 300, Scottsdale, Arizona 85258.

PLAN OF OPERATION

Our plan of operations is to raise debt and/or equity to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that we will successfully complete this series of transactions. In particular, there is no assurance that any such business will be located or that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

Our intended budget for the next twelve months is as follows:

	1st Fiscal Quarter	2nd Fiscal Quarter	3rd Fiscal Quarter	4th Fiscal Quarter	Twelve Month Total

Accounting	$4,000	$4,000	$ 7,500	$4,000	$19,500
Legal	2,000	2,000	5,000	2,000	11,000
Other fees	1,000	1,000	1,000	1,000	4,000
General and administrative	1,500	1,500	1,500	1,500	6,000
Miscellaneous	500	500	500	500	2,000

Total Operating Expenses	$9,000	$9,000	$15,500	$9,000	$42,500

At this time, we have no cash on hand or committed resources of debt or equity to fund these losses and will reliant, potentially, on advances from our principal shareholder or our directors and officers. There can be no guarantee that we will be able to obtain sufficient funding these sources.

Our principal shareholder has indicated their intention to provide such funds as may be required for the Company to become, and remain, a fully reporting public company while seeking to create value for shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of its common stock. Such intentions do not represent a binding commitment by these two principal shareholders and there is no guarantee that our two principal shareholders will be able to provide the funding necessary to achieve this objective.

We currently believe that our principal shareholder will be able to provide us with the funding necessary to effect our business plan to merge with another entity. However, while our two principal shareholders have both indicated their intention to provide us with sufficient funding to achieve this objective, there is no guarantee that they will be able to provide funding necessary to enable us to merge with another entity.

If we are unable to obtain the necessary funding from our principal shareholder, we anticipate facing major challenges in raising the necessary funding to effect our business plan to merge with another entity. Raising debt or equity funding for small publicly quoted, penny stock, shell companies is always extremely challenging.

We may face a number of obstacles in our attempt to raise funding to achieve our objective of merging with a yet to be identified company or group. One of those is Rule 419, under the Securities Act of 1933.

Rule 419 defines a "blank check company" as a company that:

(i) is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and (ii) is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

Since we are not “issuing penny stock” at this time, we are not a “blank check company.” However, if we were to publicly offer “penny stock” in the future under our current business model, we would be considered a “blank check company” and we would be required to comply with the requirements of Rule 419 for any public offering or our shares. Rule 419 includes restrictive escrow and other provisions. These provisions will make it difficult, if not impossible, for us to raise funds for the company. At the present time, we have no  intention of conducting a pubic offering of our securities.

Therefore, because of these difficulties in raising funding in penny stock or shell companies, if our principal shareholder is unable to provide us with the funding required to merge with another entity, it is very likely that we will be unable to implement our business plan to merge with another entity to create value for all of our shareholders”.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources.

We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

We expect that the selection of a business opportunity will be complex and risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our sole director. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Revenue

We recognized no revenue during the years ended December 31, 2017 and 2016. We had no business from which to generate revenues in the fiscal years 2016 and 2017.

Operating Expenses

We did not recognized any operating expenses during the years ended December 31, 2017 and 2016.

Net Profit/(Loss)

We recognized no net profit/(loss) during the year ended December 31, 2017 and 2016.

CASH FLOWS

At December 31, 2017 and December 31, 2016, we did not have any cash or cash equivalents or use or generate any cash or cash equivalents.

Consequently, we are now dependent on raising additional equity and/or debt to meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to fund our ongoing operating expenses.

It is our current intention to seek to raise debt and/or equity financing to meet ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no assurance that this series of events will be satisfactorily completed.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended December 31, 2017 and 2016, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 COMPARED TO THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017.

Revenue

We recognized no revenue during the three and nine month periods ended September 30, 2018 and 2017, respectively. We currently have no business from which to generate revenues.

Operating Expenses

During the three month period ended September 30, 2018 and September 30, 2017, we incurred $7,520 and nil, respectively, in operating expenses. During the nine month period ended September 30, 2018 and September 30, 2017, we incurred $7,520 and nil, respectively, in operating expenses. The operating expenses for both 2018 periods were professional fees related to this Form 10.

Net Profit/(Loss)

During the three month period ended  September 30, 2018 and September 30, 2017, we had a net loss of $7,520 and nil, respectively. During the nine month period ended September 30, 2018 and September 30, 2017, we had a net loss of $7,520 and nil, respectively. The net loss for the 2018 period is due to the reasons discussed above.

CRITICAL ACCOUNTING POLICIES

All companies are required to include a discussion of critical accounting policies and estimates used in the preparation of their financial statements. On an on-going basis, we evaluate our critical accounting policies and estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are described in Note 3 to our Financial Statements on page F-10. These policies were selected because they represent the more significant accounting policies and methods that are broadly applied in the preparation of our financial statements. However, it should be noted that we intend to acquire a new operating business. The critical accounting policies and estimates for such new operations will, in all likelihood, be significantly different from our current policies and estimates.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future.

Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Off-Balance Sheet Arrangements

Per SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors. As of December 31, 2017 and  September 30, 2018, we have no off-balance sheet arrangements.

Accounting for Acquisitions

In accordance with the guidance for business combinations, we determine whether a transaction or other event is a business combination, which requires that the assets acquired and liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method. If the assets acquired are not a business, we account for the transaction or other event as an asset acquisition. Under both methods, we recognize the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, we evaluate the existence of goodwill or a gain from a bargain purchase. We capitalize acquisition-related costs and fees associated with asset acquisitions and immediately expense acquisition-related costs and fees associated with business combinations.

CRITICAL ACCOUNTING POLICIES

Our significant accounting policies are disclosed in Note 1 of our Financial Statements included elsewhere in this Form 10. The following discussion addresses our most critical accounting policies, which are those that are both important to the portrayal of our financial condition and results of operations and that require significant judgment or use of complex estimates.

Revenue Recognition

We recognize revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” (“ASC-605”). ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period that the related sales are recorded. We will defer any revenue for which the product or servicers has not been delivered or provided, or is subject to refund, until such time that we and the customer jointly determine that the product has been delivered or that no refund will be required.

Income Taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Distinguishing Liabilities from Equity

We rely on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. We first determine whether a financial instrument should be classified as a liability. We will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that we must or may settle by issuing a variable number of its equity shares.

Once we determine that a financial instrument should not be classified as a liability, we determine whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). We will determine temporary equity classification if the redemption of the financial instrument is outside the control of our Company (i.e. at the option of the holder). Otherwise, we account for the financial instrument as permanent equity.

Initial Measurement

We record our financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement - Financial instruments classified as liabilities

We record the fair value of our financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of our financial instruments classified as liabilities are recorded as other expense/income.

Stock-based compensation

We account for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

We account for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.  The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The core principle of ASU 2014- In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management conducted an evaluation, with the participation of our Chief Executive Officer, who is our principal executive officer and our principal financial and accounting officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this registration statement on Form 10. Based on that evaluation, we concluded that because of the material weakness and significant deficiencies in our internal control over financial reporting described below, our disclosure controls and procedures were not sufficient as of December 31, 2017 or September 30, 2017.

Management’s Annual Report on Internal Control over Financial Reporting

Management is responsible for the preparation of our financial statements and related information. Management uses its best judgment to ensure that the financial statements present accurately, in material respects, our financial position and results of operations in fairness and conformity with generally accepted accounting principles.

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in the Exchange Act. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate, and that the assumptions and opinions in the preparation of financial statements are reasonable. There are inherent limitations in the effectiveness of any system of internal controls, including the possibility of human error and overriding of controls. Consequently, an ineffective internal control system can only provide reasonable, not absolute, assurance with respect to reporting financial information.

Our internal control over financial reporting includes policies and procedures that: (i) pertain to maintaining records that, in reasonable detail, accurately and fairly reflect our transactions; (ii) provide reasonable assurance that transactions are recorded as necessary for preparation of our financial statements in accordance with generally accepted accounting principles and that the receipts and expenditures of company assets are made in accordance with our management’s and directors’ authorization; and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on our financial statements.

We conducted an evaluation of the effectiveness of our internal control over financial reporting, based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not sufficient as of December 31, 2017 and 2016 and  September 30, 2018 for the reasons discussed below.

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of  December 31, 2017 and September 30, 2017:

•

The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise and an adequate supervisory review structure that is commensurate with our financial reporting requirements.

•

Material Weakness – Inadequate segregation of duties.

We expect to be materially dependent on a third party that can provide us with accounting consulting services for the foreseeable future. Until such time as we have a chief financial officer with the requisite expertise in U.S. GAAP, there are no assurances that the material weaknesses and significant deficiencies in our disclosure controls and procedures and internal control over financial reporting will not result in errors in our financial statements, which could lead to a restatement of those financial statements. Our management does not expect that our disclosure controls and procedures or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and maintained, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must account for resource constraints. In addition, the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, can and will be detected.

This registration statement on Form 10 does not include an attestation report from our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Commission that permit us to provide only management’s report in this registration statement on Form 10.

Changes in Internal Controls over Financial Reporting

There have been no changes in our internal control over financial reporting during the quarter ended  September 30, 2018 or the fiscal year ended December 31, 2017 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

SUBSEQUENT EVENTS

We have evaluated subsequent events after  September 30, 2018 through the date this report was filed and has determined there have been no subsequent events for which disclosure is required.

ITEM 3: PROPERTIES

We do not own or lease any properties.

ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of  September 30, 2018, the number and percentage of the outstanding shares of common stock, which according to the information available to us, were beneficially owned by:

(i)

each person who is currently a director,

(ii)

each executive officer,

(iii)

all current directors and executive officers as a group, and

(iv)

each person who is known by us to own beneficially more than 5% of our outstanding common stock.

Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable. The percentage of ownership set forth below is based upon 449,981,341 shares of common stock issued and outstanding as of December 31, 2017. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Beneficially Owned
5 % Shareholders W O Inc. (1)(2)	324,585,000	72.13%
Officers and Directors
Xi Zhen Ye (1)	324,585,000	72.13%
Lizhou Lu	0	0%
All directors and executive officers as a group (2 persons)	324,585,000	72.13%

(1)

Messrs. Ye is the sole officer of the reporting person and owns  72.13% of its capital stock and is deemed the beneficial owner of such shares.

(2)

The address of the reporting person is  7702 E Doubletree Ranch Rd, Unit 300, Scottsdale, AZ 85258.

As of the date of this filing, there have been no issuances of any class of stock, warrants or any other security.

ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Directors, Executive Officers, Promoters and Control Persons

The following table presents information with respect to our officers, directors and significant employees as of December 31, 2017:

Name	Age	Position
Xi Zhen Ye	53	Chief Executive Officer and Chief Financial Officer; Director
Lizhou Lu	55	Director

The business background description of the officers is set forth below.

Xi Zhen Ye has been the Company’s Chief Executive Officer and Chief Financial Officer since November 29, 2016. Mr. Ye, a businessman in Hangzhou, China. He has operated and invested in several local companies with notable success, including news distribution network, films, mining, energy and Chinese traditional medicine. He has a BS degree in Journalism. Mr. Ye also is the Chief Executive Officer, Chief Financial Officer and sole director of Longwen Group Corp., a reporting company under the federal securities laws. Mr. Ye’s business background led to the decision to appoint him to the Company’s Board of Directors.

Lizhou Lu has been a director of the Company since September May 2, 2018. Mr. Lu currently is the Chief Executive Officer of Chongzhou Zhoucai Auto Parts Co. Ltd., located in Chongzhou City, China. He has occupied that position since March 2015. Mr. Lu has numerous years of management experience, including organizational operations and based on this experience, the Company determined to appoint Mr. Lu to its Board of Directors. Mr. Lu has a Master’s Degree in Nanjin Naval Command College in 2002. Mr. Lu’s business background led to the decision to appoint him to the Company’s Board of Directors.

CONFLICTS OF INTEREST - GENERAL.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses.  Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While our sole officer and director of our business is engaged in business activities outside of our business, he devotes to our business such time as he believes to be necessary.

As the sole executive officer of the Company, Mr. Ye has the responsibility of maintaining the Company’s reporting status, identifying potential merger candidates and negotiating the consummation of such a merger. Mr. Ye is anticipated to devote approximately 50% of his business time to these activities.

As a non-executive director of the Company, Mr. Lu is not anticipated to devote more than 20% of his business time to the Board activities of the Company.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

COMMITTEES OF THE BOARD OF DIRECTORS

In the ordinary course of business, the board of directors maintains a compensation committee and an audit committee.

The primary function of the compensation committee is to review and make recommendations to the board of directors with respect to the compensation, including bonuses, of our officers and to administer the grants under our stock option plan.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

As the Board of Directors currently comprises only two directors, Mr. Ye and Mr. Lu, at this time we do not maintain separate compensation and audit committees. Instead, the functions of these committees are being undertaken directly by the Board itself.

In the absence of a separate audit committee our board of directors’ functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.

ITEM 6: EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Total
Xi Zhen Ye(1) Chief Executive Officer and	2017	0	0	0

Chief Financial Officer

James Price(2) Chief Executive Officer and	2016/2017	0	0	0

Chief Financial Officer

(1). Messers. Ye was appointed in such officer capacities on August 7, 2017.

(2). Mr. Price was an officer in such capacities from September 7, 2016 until August 7, 2017.

ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Directors and Officers Remuneration

Related Party Loan

ITEM 8: LEGAL PROCEEDINGS

Neither we nor any of our officers, directors or holders of five percent or more of its common stock is a party to any pending legal proceedings and to the best of our knowledge, no such proceedings by or against us or our officers, or directors or holders of five percent or more of its common stock have been threatened or is pending against us.

ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED MATTERS

Market Price and Stockholder Matters

As of the date of this prospectus, our common stock is listed on the OTCPINK ® tier of OTC Markets under the symbol “PAPA”, however, due to the limited financial information provided to OTC Markets, it is subject to a warning “stop sign” signifying no information has been provided to OTC Markets.  After the effectiveness of this Form 10, we expect to file the necessary information, including financial information, with the Financial Industry Regulatory Authority and OTC Markets for our common stock to be eligible for trading on the OTCQB or OTCPink tiers of OTC Markets.

Last Reported Price.

The last reported bid price of our shares of common stock reported on the Pink Sheets was $0.0028 per share.

Record Holders.

There were 709 holders of record as of September 30, 2018. In many instances, a registered stockholder is a broker or other entity holding shares in street name for one or more customers who beneficially own the shares.

Issuer Direct Corporation is our share transfer agent. Their address is 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117.  Their telephone number is (801) 272-9294.

Dividend Policy

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

Penny Stock.

Penny Stock Regulation Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Excluded from the penny stock designation are securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange/system or sold to established customers or accredited investors.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and the monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our securities have become subject to the penny stock rules, investors may find it more difficult to sell their securities.

ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

Shares of Common Stock

We have sold no unregulated securities in the past two years.

ITEM 11: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Description of Common Stock

We are authorized to issue 700,000,000 shares of our Common Stock, $0.001 par value (the "Common Stock"). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our board of directors is authorized to issue additional shares of our Common Stock within the limits authorized by our Articles of Incorporation and without stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

Description of Preferred Stock

We are authorized to issue 50,000,000 shares of Preferred Stock with $0.001 par value (the "Preferred Stock") with such relative rights, preferences and designations as may be determined by our Board of Directors in its sole discretion upon the issuance of any shares of Preferred Stock.

No shares of Preferred Stock are issued or outstanding.

A total of 449,981,341 shares of common stock are currently outstanding on the date of this Form 10 registration statement.

Transfer Agent

Issuer Direct Corporation is our share transfer agent. Their address is 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117.  Their telephone number is (801) 272-9294.

ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act (“FBCA”) requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. FBCA permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent  legal counsel in a written opinion if a quorum of  disinterested directors cannot be obtained.

FBCA prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, FBCA may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

FBCA also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify its directors to the fullest extent authorized under FBCA subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

On June 28, 2018, we appointed De Leon & Company, P.A. as our new independent auditors.

There have been no disagreements with the independent registered public accounting firm regarding accounting and financial disclosure.

ITEM 15: FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

Our audited financial statements for the years ended December 31, 2017 and 2016 and condensed unaudited financial statements for the three and nine month periods ended September 30, 2018 and 2017 appear at the end of this registration statement on pages F-1 though F-34.

Exhibits

See the Exhibit Index beginning following the signature page.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

 In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

W O Group, Inc.

By:	/s/ Xi Zhen Ye
Name:	Xi Zhen Ye
Title:	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated:      November 28, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant and in the capacities and on the date indicated.

By:	/s/ Xi Zhen Ye
Name:	Xi Zhen Ye
Title:	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director

By:	/s/ Lizhou Lu
Name:	Lishou Lu
Title:	Director

Dated: November 28, 2018

Exhibit Index

Copies of the following documents are included as exhibits to this registration statement.

Exhibit Index

Exhibit No.

Exhibit

3.1(i)*

Articles of Amendment and Restatement dated  December 17, 2014.

3.1(ii)*

Articles of Amendment dated  July 10, 2017.

3.2 *

Amended and Restated By-Laws.

* Filed as an exhibit to the Form 10 of the Company filed with the Securities and Exchange Commission on October 26, 2018.

WO GROUP, INC.

 FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of WO Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of WO Group, Inc. (the “Company”) as of December 31, 2017 and 2016 and the related statements of operations, shareholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s ability to raise additional capital through debt and/or equity financing to fund its operating costs is unknown, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

 We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ De Leon & Company, P.A. De Leon & Company, P.A. We have served as the Company’s auditor since 2018. Pembroke Pines, Florida
August 6, 2018

WO GROUP, INC. Balance Sheets
	December 31,	December 31,
	2017	2016
ASSETS
Current Assets:

Cash	$-	$-

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Accounts payable	$-	$-

Total Liabilities	-	-

Stockholders' Equity (Deficit):
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 700,000,000 shares authorized, 449,981,341 and 449,981,341 shares issued and outstanding, respectively	44,998	44,998
Additional paid-in capital	844,810	844,810
Accumulated deficit	(889,808)	(889,808)

Total Stockholders’ Deficit	-	-

Total Liabilities and Stockholders' Deficit	$-	$-

 The accompanying notes are an integral part of these financial statements.

WO GROUP, INC. Statements of Operations
For the Years Ended
December 31,
	2017	2016

Revenue:	$-	$-

Operating Expenses:
General & administrative expenses	-	-
Total operating expenses	-	-

Loss from operations	-	-

Loss before income taxes	-	-

Provision for income taxes	-	-

Net loss	$-	$-

Loss per share, basic and diluted	$(0.00)	$(0.00)

Weighted average shares, basic and diluted	449,981,341	449,981,341

The accompanying notes are an integral part of these financial statements.

WO GROUP, INC. Statement of Stockholders’ Deficit Years ended December 31, 2017 and 2016
	Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2015	449,981,341	$44,998	$844,810	$(889,808)	$-

Net loss for the year ended December 31, 2016	-	-	-	-	-

Balance at December 31, 2016	449,981,341	44,998	844,810	(889,808)	-

Net loss for the year ended December 31, 2017	-	-	-	-	-

Balance at December 31, 2017	449,981,341	$44,998	$844,810	$(889,808)	$-

WO GROUP, INC. Statements of Cash Flows
For the Years Ended
December 31,
	2017	2016
Cash flows from operating activities:

Net loss	$-	$-

Net cash used in operating activities	-	-

Cash flows from investing activities:	-

Cash flows from financing activities:	-	-

Net increase (decrease) in cash	-	-

Cash, beginning of year	-	-

Cash, end of year	$-	$-

Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

WO GROUP, INC.

Notes to Financial Statements

December 31, 2017

NOTE 1 - DESCRIPTION OF BUSINESS AND HISTORY

WO Group, Inc. (the “Company”), a Florida Corporation, was incorporated on January 17, 2008 as PAPA BELLO Enterprises, Inc. The Company does not have any meaningful business activities at this point. We have no employees and Mr. XiZhen Ye is the only officer. The Company is looking for a business acquisition or merger.

NOTE 2 - SUMMARY OF SIGNIFICANT POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Stock-based compensation

We account for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

We account for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.  The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

For the years ended December 31, 2017 and 2016, there were no dilutive shares.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

       NOTE 3 - GOING CONCERN

The Company has suffered recurring losses, has no current operations, and has no assurance of future profitability. The Company will continue to require financing from external sources to finance its operating and investing activities until sufficient positive cash flows from operations can be generated. There is no assurance that financing or profitability will be achieved, accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

These financial statements have been prepared on the basis that the Company will be able to continue as a going concern and realize its assets and satisfy its liabilities and commitments in the normal course of business and do not reflect any adjustments which would be necessary if the Company is unable to continue as a going concern.

NOTE 4 – INCOME TAX

At December 31, 2017, the Company had net operating loss carry forwards of approximately $116,700 that may be offset against future taxable income.  No tax benefit has been reported in the December 31, 2017 or 2016 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018. For certain deferred tax assets and deferred tax liabilities, we have recorded a provisional decrease of $116,700, with a corresponding adjustment to valuation allowance of $116,700 as of December 31, 2017.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2017, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 5 - SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855-10, Subsequent Events, through the date the financial statements were available to be issued and determined that no subsequent events occurred that would require adjustment to or disclosure in these financial statements.

WO GROUP, INC.

 FINANCIAL INFORMATION

Contents

Condensed Balance Sheets as of September 30, 2018 and December 31, 2017 (unaudited)	F-2

Condensed Statements of Operations for the three and nine months ended September 30, 2018 and 2017 (unaudited)	F-3

Condensed Statements of Cash Flows for the nine months ended September 30, 2018 and 2017 (unaudited)	F-4

Notes to Condensed Financial Statements (unaudited)	F-5

F-1

WO GROUP, INC. Condensed Balance Sheets (unaudited)
	September 30,	December 31,
	2018	2017
ASSETS
Current Assets:

Cash	$-	$-

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Accounts payable	$3,015	$-
Due to an officer	10,505	-

Total Liabilities	13,520	-

Stockholders' Equity (Deficit):
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 700,000,000 shares authorized, 449,981,341 and 449,981,341 shares issued and outstanding, respectively	44,998	44,998
Additional paid-in capital	844,810	844,810
Accumulated deficit	(903,328)	(889,808)

Total Stockholders’ Deficit	(13,520)	-

Total Liabilities and Stockholders' Equity (Deficit)	$-	$-

 The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

WO GROUP, INC. Condensed Statements of Operations (unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Revenue:	$-	$-	$-	$-

Operating Expenses:
Professional fees	7,520	-	13,520	-
Total operating expenses	7,520	-	13,520	-

Loss from operations	(7,520)	-	(13,520)	-

Loss before income taxes	(7,520)	-	(13,520)	-

Provision for income taxes	-	-	-	-

Net loss	$(7,520)	$-	$(13,520)	$-

Loss per share, basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares, basic and diluted	449,981,341	449,981,341	449,981,341	449,981,341

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

WO GROUP, INC. Condensed Statements of Cash Flows (unaudited)
	For the Nine Months Ended
	September 30,
	2018	2017
Cash flows from operating activities:

Net loss	$(13,520)	$-
Adjustments to reconcile net cash used in operating activities:
Changes in assets and liabilities:
Accounts payable	3,015	-
Net cash used in operating activities	(10,505)	-

Cash flows from investing activities:	-	-

Cash flows from financing activities:
Officer Advance	10,505	-
Net cash provided by financing activities	10,505

Net change in cash	-	-

Cash, beginning of period	-	-

Cash, end of period	$-	$-

Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

WO GROUP, INC.

Notes to Condensed Financial Statements

September 30, 2018

(Unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS AND HISTORY

WO Group, Inc. (the “Company”), a Florida Corporation, was incorporated on January 17, 2008 as PAPA BELLO Enterprises, Inc. The Company does not have any meaningful business activities at this point. We have no employees and Mr. XiZhen Ye is the only officer. The Company is looking for a business acquisition or merger.

NOTE 2 - SUMMARY OF SIGNIFICANT POLICIES

Basis of presentation

The Company’s unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying unaudited condensed financial statements reflect all adjustments, consisting of only normal recurring items, which, in the opinion of management, are necessary for a fair statement of the results of operations for the periods shown and are not necessarily indicative of the results to be expected for the full year ending December 31, 2018. These unaudited condensed financial statements should be read in conjunction with the financial statements and related notes for the year ended December 31, 2017.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

       NOTE 3 - GOING CONCERN

The Company has suffered recurring losses, has no current operations, and has no assurance of future profitability. The Company will continue to require financing from external sources to finance its operating and investing activities until sufficient positive cash flows from operations can be generated. There is no assurance that financing or profitability will be achieved, accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

These unaudited condensed financial statements have been prepared on the basis that the Company will be able to continue as a going concern and realize its assets and satisfy its liabilities and commitments in the normal course of business and do not reflect any adjustments which would be necessary if the Company is unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTION

During the nine months ended September 30, 2018, Xi Zhen Ye, the new CEO, advanced the Company $10,505 to pay for professional fees. The advance is unsecured, non-interest bearing and due on demand.

NOTE 5 - SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855-10, Subsequent Events, through the date these unaudited condensed financial statements were available to be issued and determined that no subsequent events occurred that would require adjustment to or disclosure in these financial statements.

F-5